EXHIBIT 99.1

                                 PRESS RELEASE OF REGISTRANT DATED APRIL 5, 2001
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                   LIGHTPATH TECHNOLOGIES SCHEDULES RELEASE OF
                         THIRD QUARTER FINANCIAL RESULTS
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                              FOR IMMEDIATE RELEASE

(APRIL 5, 2001) Albuquerque, NM - LightPath Technologies, Inc. (NASDAQ: LPTH), manufacturer of families of high performance fiber optic components for the telecom industry, today announced it will release fiscal 2001 third quarter financial results before the market opens on April 26, 2001 followed by a conference call at 8:30 a.m. MST or 10:30 a.m. EST.

CONFERENCE CALL:

A live webcast of the conference call on April 26, 2001 at 8:30 a.m. MST, will be accessible to the public at the Company's web site, For Our Investors, at www.lightpath.com. A replay of the webcast will be available after the conclusion of the call on the Investors section of our web site for ninety days.

INVESTOR EVENTS:

LightPath will present at various financial conferences during the third quarter of fiscal 2001 and participate in trade shows. Following is the current schedule of events. Event dates and participation are subject to change. For event verification visit For Our Investors, event calendar at our web site www.lightpath.com.

     May 9 and 10, 2001                     May 9 - 11, 2001
     WIT SOUNDVIEW PHOTONIC CONFERENCE      CLEO
     The Waldorf Astoria                    Baltimore Convention Ctr, Booth #465
     New York, NY                           Baltimore, MD

LightPath manufactures proprietary collimator assemblies, GRADIUM(R) glass products and other optical telecommunications products at its headquarters in Albuquerque. The Company's subsidiaries, Horizon Photonics and Geltech, manufacture isolator products utilizing proprietary automation technology in Walnut, California, and precision molded aspherical optics used in the active telecom components market in Orlando, Florida and Auburn, California. Additionally, Geltech has a unique and proprietary line of all-glass diffraction gratings (StableSil(R)) for telecom applications as well as a product family of Sol-Gel based waveguides. The Company also has an office in Warren, New Jersey for the purpose of developing various optical switch products. The Company has 46 U.S. patents, plus 8 more pending, associated with its optical technologies. In addition, various foreign countries have issued a total of 18 patents with 28 patents pending. LightPath common stock trades on the Nasdaq National Market under the stock symbol LPTH.

Contacts:  Donald E. Lawson, President & CEO of LightPath
           Donna Bogue, CFO of LightPath
           LightPath Technologies, Inc. (505) 342-1100
           Internet: www.lightpath.com

THIS NEWS RELEASE INCLUDES STATEMENTS THAT MAY CONSTITUTE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THIS INFORMATION MAY INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM SUCH FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, FACTORS DETAILED BY LIGHTPATH TECHNOLOGIES, INC. IN ITS PUBLIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.